Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated May 15, 2012
Pricing Supplement to the Prospectus dated June 22, 2011,
the Prospectus Supplement dated June 22, 2011, and the Product Supplement dated November 9, 2011
US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty four separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty four offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0802	Abercrombie & Fitch Co.	ANF		14.00%	75%		3	06366RCH6	100%	●% US$●	●% US$●
0803	Peabody Energy Corporation	BTU		14.00%	75%		3	06366RCJ2	100%	●% US$●	●% US$●
0804	CF Industries Holdings, Inc.	CF		12.00%	80%		3	06366RCK9	100%	●% US$●	●% US$●
0805	Salesforce.com, Inc.	CRM		14.00%	75%		3	06366RCL7	100%	●% US$●	●% US$●
0806	Citrix Systems, Inc.	CTXS		10.00%	80%		3	06366RCM5	100%	●% US$●	●% US$●
0807	Freeport-McMoRan Copper & Gold Inc.	FCX		11.00%	80%		3	06366RCN3	100%	●% US$●	●% US$●
0808	Goodyear Tire & Rubber Company	GT		10.00%	80%		3	06366RCP8	100%	●% US$●	●% US$●
0809	Hecla Mining Company	HL		13.00%	80%		3	06366RCQ6	100%	●% US$●	●% US$●
0810	Juniper Networks, Inc.	JNPR		13.00%	80%		3	06366RCR4	100%	●% US$●	●% US$●

* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.
Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-4 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about May 31, 2012.

BMO CAPITAL MARKETS

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RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0811	lululemon athletica inc.	LULU		14.00%	75%		3	06366RCS2	100%	●% US$●	●% US$●
0812	Valero Energy Corporation	VLO		11.00%	80%		3	06366RCT0	100%	●% US$●	●% US$●
0813	Alcoa Inc.	AA		9.00%	80%		6	06366RCU7	100%	●% US$●	●% US$●
0814	Apple Inc.	AAPL		9.00%	80%		6	06366RCV5	100%	●% US$●	●% US$●
0815	Amazon.com, Inc.	AMZN		10.00%	80%		6	06366RCW3	100%	●% US$●	●% US$●
0816	Baker Hughes Incorporated	BHI		12.00%	80%		6	06366RCX1	100%	●% US$●	●% US$●
0817	Caterpillar Inc.	CAT		9.00%	80%		6	06366RCY9	100%	●% US$●	●% US$●
0818	Chicago Bridge & Iron Company N.V.	CBI		12.00%	80%		6	06366RCZ6	100%	●% US$●	●% US$●
0819	Coach, Inc.	COH		10.00%	80%		6	06366RDA0	100%	●% US$●	●% US$●
0820	The Dow Chemical Company	DOW		9.00%	80%		6	06366RDB8	100%	●% US$●	●% US$●
0821	Corning Incorporated	GLW		8.00%	80%		6	06366RDC6	100%	●% US$●	●% US$●
0822	Harley-Davidson, Inc.	HOG		9.00%	80%		6	06366RDD4	100%	●% US$●	●% US$●
0823	Schlumberger Limited	SLB		9.00%	80%		6	06366RDE2	100%	●% US$●	●% US$●
0824	SLM Corporation	SLM		10.00%	80%		6	06366RDF9	100%	●% US$●	●% US$●
0825	Tiffany & Co.	TIF		8.00%	80%		6	06366RDG7	100%	●% US$●	●% US$●

Key Terms of all the Notes:
Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about May 25, 2012

Settlement Date:	On or about May 31, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on or about the last business day of each month, beginning on June 29, 2012, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the applicable Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section of the product supplement, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the applicable Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:
Valuation Date:	On or about August 28, 2012	Valuation Date:	On or about November 27, 2012

Maturity Date:	On or about August 31, 2012	Maturity Date:	On or about November 30, 2012

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, valuation dates and maturity dates for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty four separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated November 9, 2011, the prospectus supplement dated June 22, 2011 and the prospectus dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated November 9, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911003814/f1024111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated November 9, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources, and we have not independently verified this information.  Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We have not independently verified that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

Abercrombie & Fitch Co.

Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock is traded on the New York Stock Exchange under the symbol “ANF.”

Historical Information of the Class A Common Stock of Abercrombie & Fitch Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	25.77	17.11
	Second Quarter	32.26	22.71
	Third Quarter	34.34	23.00
	Fourth Quarter	41.84	30.60

2010	First Quarter	45.64	29.98
	Second Quarter	49.98	30.39
	Third Quarter	39.53	30.71
	Fourth Quarter	58.14	37.75

2011	First Quarter	59.12	48.36
	Second Quarter	76.35	59.17
	Third Quarter	77.14	56.36
	Fourth Quarter	76.81	44.65

2012	First Quarter	53.53	40.40
	Second Quarter (through May 14, 2012)	53.29	45.91

Peabody Energy Corporation

Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The company also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The company also a minority interest in a Venezuelan mine through a joint venture. Its common stock is traded on the New York Stock Exchange under the symbol “BTU.”

Historical Information of the Common Stock of Peabody Energy Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	29.37	20.43
	Second Quarter	36.78	24.43
	Third Quarter	40.64	27.37
	Fourth Quarter	47.81	35.20

2010	First Quarter	50.86	40.45
	Second Quarter	49.77	35.59
	Third Quarter	49.22	38.99
	Fourth Quarter	64.21	49.45

2011	First Quarter	72.63	58.17
	Second Quarter	72.71	53.22
	Third Quarter	61.37	33.88
	Fourth Quarter	46.84	31.33

2012	First Quarter	38.90	28.83
	Second Quarter (through May 14, 2012)	31.59	27.30

CF Industries Holdings, Inc.

CF Industries Holdings, Inc. manufactures and distributes nitrogen and phosphate fertilizer products in globally. The company's principal products in the nitrogen segment are ammonia, urea, urea ammonium nitrate solution, ammonium nitrate, diesel exhaust fluid and aqua ammonia. The principal products in the phosphate segment are diammonium phosphate and monoammonium phosphate. Its common stock is traded on the New York Stock Exchange under the symbol “CF.”

Historical Information of the Common Stock of CF Industries Holdings, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	74.00	44.25
	Second Quarter	83.06	66.20
	Third Quarter	90.19	69.62
	Fourth Quarter	94.95	78.48

2010	First Quarter	108.23	90.03
	Second Quarter	92.90	58.56
	Third Quarter	101.69	65.49
	Fourth Quarter	136.67	94.11

2011	First Quarter	152.02	122.56
	Second Quarter	155.19	129.25
	Third Quarter	189.78	123.39
	Fourth Quarter	176.42	120.98

2012	First Quarter	191.56	153.81
	Second Quarter (through May 14, 2012)	200.13	165.78

Salesforce.com, Inc.

Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use the company to manage their customer, sales and operational data. Its common stock is traded on the New York Stock Exchange under the symbol “CRM.”

Historical Information of the Common Stock of Salesforce.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	37.03	25.77
	Second Quarter	44.90	32.69
	Third Quarter	58.54	35.57
	Fourth Quarter	74.64	54.51

2010	First Quarter	77.51	62.08
	Second Quarter	97.10	75.54
	Third Quarter	123.14	87.07
	Fourth Quarter	150.58	99.91

2011	First Quarter	146.47	120.01
	Second Quarter	153.56	128.96
	Third Quarter	159.32	110.86
	Fourth Quarter	139.14	98.02

2012	First Quarter	157.34	97.48
	Second Quarter (through May 14, 2012)	159.57	135.44

Citrix Systems, Inc.

Citrix Systems, Inc. designs, develops, and markets technology solutions that allow applications to be delivered, supported, and shared on-demand. The company develops and markets comprehensive solutions across all dimensions of application, server and desktop virtualization as well as application and network optimization. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CTXS.”

Historical Information of the Common Stock of Citrix Systems, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	24.36	20.09
	Second Quarter	34.10	23.47
	Third Quarter	39.23	30.26
	Fourth Quarter	42.74	36.76

2010	First Quarter	49.00	41.15
	Second Quarter	49.83	41.92
	Third Quarter	71.06	42.11
	Fourth Quarter	70.89	55.69

2011	First Quarter	73.46	61.95
	Second Quarter	87.62	72.59
	Third Quarter	82.98	50.31
	Fourth Quarter	75.95	52.95

2012	First Quarter	80.50	61.87
	Second Quarter (through May 14, 2012)	87.30	73.71

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter	56.30	30.45
	Fourth Quarter	42.80	29.87

2012	First Quarter	46.73	37.36
	Second Quarter (through May 14, 2012)	39.11	34.30

Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “GT.”

Historical Information of the Common Stock of Goodyear Tire & Rubber Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	7.95	3.51
	Second Quarter	13.51	6.49
	Third Quarter	18.32	10.55
	Fourth Quarter	17.81	12.54

2010	First Quarter	15.94	12.50
	Second Quarter	14.65	9.94
	Third Quarter	12.37	9.24
	Fourth Quarter	12.11	9.56

2011	First Quarter	15.45	11.58
	Second Quarter	18.72	14.61
	Third Quarter	17.89	9.39
	Fourth Quarter	14.84	9.37

2012	First Quarter	15.28	11.22
	Second Quarter (through May 14, 2012)	11.93	10.30

Hecla Mining Company

Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico. Its common stock is traded on the New York Stock Exchange under the symbol “HL.”

Historical Information of the Common Stock of Hecla Mining Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	2.88	1.23
	Second Quarter	3.71	2.01
	Third Quarter	4.98	2.30
	Fourth Quarter	7.34	3.85

2010	First Quarter	6.85	4.52
	Second Quarter	6.33	5.02
	Third Quarter	6.37	4.64
	Fourth Quarter	11.34	6.25

2011	First Quarter	11.24	8.08
	Second Quarter	9.76	6.99
	Third Quarter	8.45	5.36
	Fourth Quarter	6.88	5.03

2012	First Quarter	5.84	4.45
	Second Quarter (through May 14, 2012)	4.73	3.88

Juniper Networks, Inc.

Juniper Networks, Inc. provides internet infrastructure solutions for internet service providers and other telecommunications service providers. The company offers network infrastructure solutions that includes IP routing, ethernet switching, security and application acceleration solutions. Its common stock is traded on the New York Stock Exchange under the symbol “JNPR.”

Historical Information of the Common Stock of Juniper Networks, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	18.77	12.67
	Second Quarter	25.34	15.62
	Third Quarter	27.75	22.69
	Fourth Quarter	27.35	24.70

2010	First Quarter	30.88	24.49
	Second Quarter	31.98	22.82
	Third Quarter	31.26	23.00
	Fourth Quarter	37.90	30.30

2011	First Quarter	44.46	34.82
	Second Quarter	41.26	29.33
	Third Quarter	32.80	17.26
	Fourth Quarter	24.88	17.08

2012	First Quarter	24.20	20.43
	Second Quarter (through May 14, 2012)	22.73	17.57

lululemon athletica inc.

lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	4.33	2.25
	Second Quarter	7.61	4.56
	Third Quarter	12.25	5.80
	Fourth Quarter	15.42	10.68

2010	First Quarter	20.95	13.14
	Second Quarter	22.79	17.91
	Third Quarter	22.92	15.95
	Fourth Quarter	36.76	21.55

2011	First Quarter	44.92	33.48
	Second Quarter	56.55	41.55
	Third Quarter	63.76	45.45
	Fourth Quarter	57.94	43.61

2012	First Quarter	75.95	47.03
	Second Quarter (through May 14, 2012)	80.30	70.18

Valero Energy Corporation

Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock is traded on the New York Stock Exchange under the symbol “VLO.”

Historical Information of the Common Stock of Valero Energy Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	25.85	16.24
	Second Quarter	23.30	16.03
	Third Quarter	20.50	15.57
	Fourth Quarter	20.67	15.89

2010	First Quarter	20.69	17.45
	Second Quarter	21.37	16.36
	Third Quarter	18.31	15.65
	Fourth Quarter	23.35	17.25

2011	First Quarter	30.73	23.19
	Second Quarter	30.50	23.18
	Third Quarter	26.89	17.78
	Fourth Quarter	26.70	17.17

2012	First Quarter	28.56	19.61
	Second Quarter (through May 14, 2012)	26.33	22.05

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.21	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.65	15.64
	Second Quarter	18.13	14.73
	Third Quarter	16.49	9.57
	Fourth Quarter	11.57	8.52

2012	First Quarter	10.76	9.16
	Second Quarter (through May 14, 2012)	10.17	8.92

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AAPL.”

Historical Information of the Common Stock of Apple Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	109.87	78.20
	Second Quarter	144.67	108.69
	Third Quarter	186.15	135.40
	Fourth Quarter	211.64	180.76

2010	First Quarter	235.83	192.00
	Second Quarter	274.16	235.86
	Third Quarter	292.46	240.16
	Fourth Quarter	325.47	278.64

2011	First Quarter	363.13	326.72
	Second Quarter	353.10	315.32
	Third Quarter	413.45	343.23
	Fourth Quarter	422.24	363.50

2012	First Quarter	617.62	411.23
	Second Quarter (through May 14, 2012)	636.23	558.22

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AMZN.”

Historical Information of the Common Stock of Amazon.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	75.58	48.44
	Second Quarter	87.56	73.50
	Third Quarter	93.85	75.63
	Fourth Quarter	142.25	88.67

2010	First Quarter	136.55	116.00
	Second Quarter	150.09	108.61
	Third Quarter	160.73	109.14
	Fourth Quarter	184.76	153.03

2011	First Quarter	191.25	160.97
	Second Quarter	206.07	178.34
	Third Quarter	241.69	177.79
	Fourth Quarter	246.71	173.10

2012	First Quarter	205.44	175.93
	Second Quarter (through May 14, 2012)	231.90	185.50

Baker Hughes Incorporated

Baker Hughes Incorporated supplies reservoir-centered products, services, and systems to the worldwide oil and gas industry. The company provides products and services for oil and gas exploration, drilling, completion, and production. The company also manufactures and markets a variety of roller cutter bits and fixed cutter diamond bits. Its common stock is traded on the New York Stock Exchange under the symbol “BHI.”

Historical Information of the Common Stock of Baker Hughes Incorporated

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	38.08	26.58
	Second Quarter	42.33	28.73
	Third Quarter	44.01	33.41
	Fourth Quarter	47.67	38.04

2010	First Quarter	51.86	41.24
	Second Quarter	54.18	35.87
	Third Quarter	50.23	37.58
	Fourth Quarter	57.17	42.82

2011	First Quarter	74.16	54.83
	Second Quarter	78.00	67.27
	Third Quarter	79.94	46.16
	Fourth Quarter	60.89	44.47

2012	First Quarter	52.40	40.79
	Second Quarter (through May 14, 2012)	44.76	40.28

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers.
 Its common stock is traded on the New York Stock Exchange under the symbol “CAT.”

Historical Information of the Common Stock of Caterpillar Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	46.91	22.17
	Second Quarter	40.00	28.99
	Third Quarter	54.34	30.29
	Fourth Quarter	60.40	48.83

2010	First Quarter	64.13	50.78
	Second Quarter	71.65	55.83
	Third Quarter	79.99	59.18
	Fourth Quarter	94.63	77.27

2011	First Quarter	111.53	92.75
	Second Quarter	115.41	95.44
	Third Quarter	111.63	73.84
	Fourth Quarter	97.88	70.55

2012	First Quarter	116.20	93.98
	Second Quarter (through May 14, 2012)	109.21	93.60

Chicago Bridge & Iron Company N.V.

Chicago Bridge & Iron Company N.V. engineers and designs, fabricates, erects, and repairs steel plate structures and their associated systems. The company builds and repairs bulk liquid terminals, storage tanks, process vessels, and low temperature and cryogenic storage facilities. Its common stock is traded on the New York Stock Exchange under the symbol “CBI.”

Historical Information of the Common Stock of Chicago Bridge & Iron Company N.V.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	13.36	4.87
	Second Quarter	13.58	6.45
	Third Quarter	18.68	9.22
	Fourth Quarter	20.88	17.32

2010	First Quarter	24.92	20.04
	Second Quarter	25.59	16.94
	Third Quarter	24.45	18.18
	Fourth Quarter	33.20	23.78

2011	First Quarter	40.97	31.95
	Second Quarter	42.10	33.26
	Third Quarter	44.51	28.29
	Fourth Quarter	41.35	26.68

2012	First Quarter	47.40	38.30
	Second Quarter (through May 14, 2012)	45.50	39.80

Coach, Inc.

Coach, Inc. designs, produces, and markets primarily leather goods. The company's products include handbags, business cases, men's and women's accessories, luggage and travel accessories, leather outerwear, and gloves. The company, together with a licensing partner, offers watches, footwear, furniture, and eyewear. Its common stock is traded on the New York Stock Exchange under the symbol “COH.”

Historical Information of the Common Stock of Coach, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	22.02	11.73
	Second Quarter	28.36	16.93
	Third Quarter	33.63	23.56
	Fourth Quarter	37.17	31.08

2010	First Quarter	40.31	34.04
	Second Quarter	44.32	36.55
	Third Quarter	43.71	34.37
	Fourth Quarter	58.23	42.90

2011	First Quarter	58.28	49.83
	Second Quarter	63.93	50.76
	Third Quarter	67.62	45.96
	Fourth Quarter	66.36	50.58

2012	First Quarter	79.03	60.04
	Second Quarter (through May 14, 2012)	78.46	67.15

The Dow Chemical Company

The Dow Chemical Company is a diversified chemical company that provides chemical, plastic, and agricultural products and services to various essential consumer markets. The company serves customers in countries around the world in markets such as food, transportation, health and medicine, personal care, and construction. Its common stock is traded on the New York Stock Exchange under the symbol “DOW.”

Historical Information of the Common Stock of The Dow Chemical Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	16.08	6.31
	Second Quarter	18.73	8.81
	Third Quarter	26.95	14.66
	Fourth Quarter	29.42	23.48

2010	First Quarter	31.15	26.18
	Second Quarter	31.83	23.72
	Third Quarter	28.33	22.97
	Fourth Quarter	34.41	27.47

2011	First Quarter	38.76	34.29
	Second Quarter	41.34	34.43
	Third Quarter	37.17	22.46
	Fourth Quarter	29.25	21.51

2012	First Quarter	35.68	29.79
	Second Quarter (through May 14, 2012)	36.08	31.67

Corning Incorporated

Corning Incorporated is a global, technology-based company. The company produces optical fiber, cable, and photonic components for the telecommunications industry, as well as manufactures glass panels, funnels, liquid crystal display glass and projection video lens assemblies for the information display industry. Its common stock is traded on the New York Stock Exchange under the symbol “GLW.”

Historical Information of the Common Stock of Corning Incorporated

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	14.23	9.13
	Second Quarter	16.37	13.46
	Third Quarter	17.00	14.22
	Fourth Quarter	19.34	14.52

2010	First Quarter	20.49	17.21
	Second Quarter	20.92	16.00
	Third Quarter	19.24	15.68
	Fourth Quarter	19.43	17.44

2011	First Quarter	23.37	18.98
	Second Quarter	21.08	17.37
	Third Quarter	18.54	12.13
	Fourth Quarter	15.53	11.88

2012	First Quarter	14.62	12.61
	Second Quarter (through May 14, 2012)	14.45	13.18

Harley-Davidson, Inc.

Harley-Davidson, Inc. designs, manufactures, and sells motorcycles. The company's products include heavyweight touring, custom, and performance motorcycles, as well as a line of motorcycle parts, accessories, and general merchandise. The company also provides motorcycle floor planning and parts and accessories financing to its North American and European dealers. Its common stock is traded on the New York Stock Exchange under the symbol “HOG.”

Historical Information of the Common Stock of Harley-Davidson, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	19.80	8.20
	Second Quarter	22.16	13.79
	Third Quarter	25.25	15.04
	Fourth Quarter	29.58	21.01

2010	First Quarter	28.77	22.23
	Second Quarter	35.49	22.23
	Third Quarter	28.88	21.51
	Fourth Quarter	35.18	28.57

2011	First Quarter	43.11	34.86
	Second Quarter	42.15	34.82
	Third Quarter	45.91	32.10
	Fourth Quarter	40.07	33.48

2012	First Quarter	50.48	39.33
	Second Quarter (through May 14, 2012)	53.49	46.88

Schlumberger Limited

Schlumberger Limited is an oil services company. The company, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys.  Its common stock is traded on the New York Stock Exchange under the symbol “SLB.”

Historical Information of the Common Stock of Schlumberger Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	47.60	35.19
	Second Quarter	62.18	41.10
	Third Quarter	62.41	49.20
	Fourth Quarter	70.76	56.83

2010	First Quarter	71.29	60.76
	Second Quarter	73.15	51.75
	Third Quarter	63.26	53.33
	Fourth Quarter	83.63	61.20

2011	First Quarter	95.04	80.53
	Second Quarter	93.70	80.64
	Third Quarter	94.70	59.73
	Fourth Quarter	77.15	57.72

2012	First Quarter	80.00	67.64
	Second Quarter (through May 14, 2012)	75.13	67.25

SLM Corporation

SLM Corporation, commonly known as Sallie Mae, provides education funding, originating and servicing of U.S. government guaranteed and private student loans. The Company, through its subsidiaries, also provides debt management services and business and technical products to a range of clients including colleges, universities and loan guarantors.  Prior to December 12, 2011, the company traded its common stock on the New York Stock Exchange. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SLM.”

Historical Information of the Common Stock of SLM Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	11.74	3.19
	Second Quarter	10.27	4.35
	Third Quarter	9.92	8.17
	Fourth Quarter	12.00	8.23

2010	First Quarter	12.67	10.16
	Second Quarter	13.58	10.24
	Third Quarter	12.30	10.32
	Fourth Quarter	13.05	11.06

2011	First Quarter	15.51	12.81
	Second Quarter	17.04	14.46
	Third Quarter	17.00	11.98
	Fourth Quarter	14.34	11.35

2012	First Quarter	16.57	13.45
	Second Quarter (through May 14, 2012)	15.84	13.63

Tiffany & Co.

Tiffany & Co. operates jewelry and specialty retail stores and designs and manufactures its products through subsidiary companies. The company retails its products through stores and boutiques in the United States, Mexico, Canada, and Brazil, and wholesales outside the United States. Its common stock is traded on the New York Stock Exchange under the symbol “TIF.”

Historical Information of the Common Stock of Tiffany & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through May 14, 2012.

		High ($)	Low ($)
2009	First Quarter	25.89	16.94
	Second Quarter	31.01	21.45
	Third Quarter	38.82	23.91
	Fourth Quarter	43.95	37.71

2010	First Quarter	47.99	39.70
	Second Quarter	51.94	37.91
	Third Quarter	47.11	36.29
	Fourth Quarter	65.44	46.45

2011	First Quarter	64.72	56.27
	Second Quarter	78.52	61.43
	Third Quarter	83.82	57.36
	Fourth Quarter	79.73	58.79

2012	First Quarter	73.27	59.10
	Second Quarter (through May 14, 2012)	70.02	61.59

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price), a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0802	Abercrombie & Fitch Co.	14.00%	[ ]%	[ ]%
0803	Peabody Energy Corporation	14.00%	[ ]%	[ ]%
0804	CF Industries Holdings, Inc.	12.00%	[ ]%	[ ]%
0805	Salesforce.com, Inc.	14.00%	[ ]%	[ ]%
0806	Citrix Systems, Inc.	10.00%	[ ]%	[ ]%
0807	Freeport-McMoRan Copper & Gold Inc.	11.00%	[ ]%	[ ]%
0808	Goodyear Tire & Rubber Company	10.00%	[ ]%	[ ]%
0809	Hecla Mining Company	13.00%	[ ]%	[ ]%
0810	Juniper Networks, Inc.	13.00%	[ ]%	[ ]%
0811	lululemon athletica inc.	14.00%	[ ]%	[ ]%
0812	Valero Energy Corporation	11.00%	[ ]%	[ ]%
0813	Alcoa Inc.	9.00%	[ ]%	[ ]%
0814	Apple Inc.	9.00%	[ ]%	[ ]%
0815	Amazon.com, Inc.	10.00%	[ ]%	[ ]%
0816	Baker Hughes Incorporated	12.00%	[ ]%	[ ]%
0817	Caterpillar Inc.	9.00%	[ ]%	[ ]%
0818	Chicago Bridge & Iron Company N.V.	12.00%	[ ]%	[ ]%
0819	Coach, Inc.	10.00%	[ ]%	[ ]%
0820	The Dow Chemical Company	9.00%	[ ]%	[ ]%
0821	Corning Incorporated	8.00%	[ ]%	[ ]%
0822	Harley-Davidson, Inc.	9.00%	[ ]%	[ ]%
0823	Schlumberger Limited	9.00%	[ ]%	[ ]%
0824	SLM Corporation	10.00%	[ ]%	[ ]%
0825	Tiffany & Co.	8.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated November 9, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.